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                                                                 EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT

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                           JURISDICTION OF               NAMES UNDER
          NAME               ORGANIZATION            WHICH DOES BUSINESS
          ----             ---------------           -------------------

Auto-Trac, Inc.              Texas                Auto-Trac

Advanced Video Products,     Massachusetts        "AVP"
Inc.

EMASS, Inc.                  Delaware             "EMASS"

Advanced Archival            Colorado             "AAP"
Products, Inc.

ESY Export Company,          Delaware             E-Systems
Inc.

Serv-Air, Inc.               Delaware             Serv-Air, "Maintenance
                                                  Aircraft Company, Inc." and
                                                  "Air-Serv, Inc."

Engineering Research         Maryland             "ERA"
Associates, Inc.

HRB Systems, Inc.            Delaware             "HRB"

E-Systems Medical            Delaware             "E-MED"
Electronics, Inc.

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